CONSULTING AGREEMENT
                              --------------------


This agreement is made this 25th day of April 2004 between THE RIGHT SOLUTION GATEWAY at 3035 East Patrick Lane, Suite 14, Las Vegas, Nevada 89120, hereinafter referred to as RSG. Phone number (702) 938-9316 and Jack M. Zufelt at 3228 East Phillips Drive, Littleton, CO. 80122 . Phone number (303) 741-9025 and Norm Alvis at 1006 Fourth Street, Top Floor, Sacramento, CA. 95814 Phone number (916) 447-2990 hereinafter referred to as CONSULTANTS. This agreement entered into with Consultants is in addition to any agreements already in place between TRS and Jack M. Zufelt. This agreement will not negate or supersede any previous agreements and commitments already in place with Jack M. Zufelt.

RSG agrees to retain Consultants, and Consultants has agreed to provide certain consulting services on the terms and conditions set out below.

RESPONSIBILITIES  OF  CONSULTANTS:
---------------------------------


INCREASE  INCOME  AND  PROFIT  FOR  TRS  THROUGH...
------------------------------------------------

1) PRODUCT SALES. Through the expertise and proven abilities of Norm Alvis a massive advertising campaign will be created on any two of the products RSG feels have the most sizzle and the most appeal to the masses with the sole purpose of getting the TRS name out there and generating large quantities of sales for those products. (See projections attached, Exhibit A)

2) CREATING A LARGER DOWNLINE ORGANIZATION. Ongoing and massive advertising campaigns will be done to entice people to take advantage of the TRS business opportunity. This campaign will be designed to attempt to bring on massive numbers of business builders/distributors. All of these will go under Norm Alvis. (See projections attached Exhibit A)

3)     ADVERTISING  CAMPAIGN
       ---------------------

These massive advertising campaigns may include, but will not be limited to:

30 and 60 second Radio Commercials               Radio interviews
30 and 60 second Television Advertising          Television Infomercials
Bill Boards                                      In Flight Media
Print Media of all kinds including major
Magazines like Parade magazine, TV Guide,
Readers Digest, USA Today, Guide Posts, the Wall Street Journal and many more.

4)     PUBLIC  RELATIONS
       -----------------

Alvis will cause weekly Press Releases to go out over the financial wires to brokerage houses, newspapers, financial institutions etc. These press releases will inform the public as to the progress, sales, growth and future of TRS. Of course all press releases will be approved by TRS.


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Consultants  and Alvis will also write a weekly news release or newsletter to be sent to past, present and future TRS distributors to be sent out via email or fax. This will be designed to excite distributors about the business and inspire them to take action.

Alvis will also contact business leaders he knows to entice them to come on board as business builders starting with a presentation to a major church with 500,000 members.

RESPONSIBILITIES  OF  RSG
-------------------------

1. RSG shall make available to the consultants up to 500 million shares of stock to be used by Alvis to acquire the advertising and public relations campaign described above in paragraphs 1 through 4 under Responsibilities of Consultants. RSG shall set aside whatever venue they decide these 500 in million shares of 144 or S 8 stock to fund the advertising campaign that Alvis will initiate. Each buy will be approved in advance by RSG. it is understood that Alvis has many contacts and many sources to obtain this advertising which include cash, trading stock (free trading and restricted), bartering, the use of barter currency, direct trades as well as advertising he owns. RSG agrees to approve or disapprove said buys within 48 hours and if approved they agree to release sufficient amounts of stock from the stock set aside to fund said media buys.

2. In exchange for Consultant's services listed above, RSG shall pay each Consultant a guaranteed amount of $29,500 in cash or S8 stock with the first amount issued or paid upon the signing of this contract and then every 60 to 90 days thereafter. See paragraph

2a) All business generated via the network marketing organization by CONSULTANTS will be placed under the current center owned by Norm Alvis. All income that this position generates shall be paid to Norm Alvis just as any other TRS distributor.

2b) This position owned by Norm Alvis will be flagged and qualified for commission payments each month by the Company. Norm Alvis shall not be required to meet any minimum monthly qualifications to get paid this income except as described in paragraph 1a below. All income earned by this position shall be paid to Norm Alvis just as all other distributors are assuming the minimum monthly requirement is met as described in paragraph 1a below

3. In the event the consultants shall no longer be able, or no longer wish, to perform the services as outlined above Norm Alvis will still be paid the income from his distributor position as are all TRS distributors, however the company shall no longer be obligated to pay the $29,500 to either of the consultants every 90 days. In addition should either of the above mentioned events happen Norm Alvis shall, in the month following said event, be required to start paying the standard minimum amount each month required by the company to qualify his position to be paid the income earned from that position as long as said income is equal to, or greater than, the one hundred dollar minimum qualification.

4. Consultants shall be provided monthly statements showing the income of the Alvis position and total product sales for the month.

5. All order taking and fulfillment of product sales and distributor and customer inquiries shall be the responsibility of RSG or The Right Solution and at their expense.


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6.     In  addition to paragraph 2 above, consultants shall be issued additional restricted stock within 5 days of the following events happening: RSG shall issue to each Consultant additional stock as described in paragraphs 6a thorough 6e below.

6a The consultants shall each be issued 5,000 dollars worth of stock for each $50,000 in gross sales that is generated each month. For example: If the gross sales are at $50,000 in one month the consultants each get $5,000 worth of stock for that month. If the gross sales for the next month is at least $50,000 but less than $100,000 in gross sales the consultants will only receive an additional $5,000 in stock for the first $50,000 in sales. This shall continue for the length of the contract.

6b If the gross sales in any given month is between $100,000 to $149,999 in gross sales the consultants will each receive $10,000 worth of stock that month.

6c If the gross sales in any given month is between $150,000 to $199,999 in gross sales the consultants will each receive $15,000 worth of stock that month.

In other words, for each $50,000 in gross sales in any given month each consultant shall be issued $ 5,000 worth of shares of stock that month. For example: If the sales stay between $50,000 and $99,999 a month for 5 months n a row each consultant shall only receive $5,000 worth of restricted stock each of those five months.

6d If the gross sales drop below $50,000 in any given month no stock will be issued to the consultants that month.

6e The close of the stock price on the day the stock is issued will determine the price. This figure shall be calculated by adding the revenue generated under the center owned by Alvis and the direct sales of the two top products being promoted by Alvis, or a combination of both. This stock will be restricted for a period of one year from the date of issuance. This shall be repeated each time the consultants succeed in reaching an additional level of $50,000 in gross sales as described above. This will be ongoing as long as the agreement stays in effect.

7. All expenses for Consultant's services shall be part of the $29,500.00 paid to each consultant over the 90-day period at $9,833.00 paid to them every month on or before the first of each month. (See paragraph 2 above)

8. After a six-month period a review will be done on the value of this agreement to all parties. In the event it is beneficial to all parties this agreement will be extended.

9. The company has the right to terminate this agreement without cause at any time with a thirty-day notice after the first 6 months. Should company decide to terminate this agreement the company shall be obligated to pay all approved outstanding invoices or media buys already committed to.

This contract will be construed according to the laws of the State of Nevada and any disputes arising here from will be litigated in its courts.

This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both


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Consultants  and RGS. This agreement shall be valid and binding only when signed by  both  an  authorized  agent  for  RSG  and  both  Consultants.


Signed                               Date
      ---------------------------        --------------------------
             Jack M. Zufelt


Signed                               Date
      ---------------------------        --------------------------
             Norm Alvis


Signed The Right Solution Gateway

                                     Date
---------------------------              --------------------------
Rick Bailey President / CEO


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                                    EXHIBIT A

PROJECTIONS
-----------

ASSUMPTIONS: These projections are based on a .5% from TV ads, a 1% success rate for radio, a 1% on the TV infomercials and a 2% success rate from the Radio infomercials. These are all projected over a 12 to 18 month time frame. Although Alvis thinks these projections are very conservative they are not to be construed as guarantees.



PRODUCT  ADS  ONLY

RADIO -60 SECOND ADS AT 1% SALES
--------------------

25 stations with an average of 25,000 listeners at the time(s) the ad is run.

25 stations X 25,000 listeners = 650,000 total listeners X 1% - 6,500 buyers

6,500 buyers X $30.00 product = $195,000 IN GROSS SALES

$195,000 IN SALES EVERY MONTH X 12 MONTHS = $2,340,000 TO TRS

Sell these product buyer leads to distributors --

6,500 leads X $10.00 EACH = $65,000 TO TRS 6,500 leads X $ 5.00 EACH = $37,500
TO TRS

60 SECOND TELEVISION ADS AT OF 1% SALES (.5%)

10 stations with an average of 250,000 viewers at the time(s) the ad is run.

10 stations X 250,000 listeners = 2,500,000 total viewers X .5% - 12,500 buyers

12,500 buyers X $30.00 product = $375,000 IN GROSS SALES

$375,000 IN SALES EVERY MONTH X 12 MONTHS = $4,500,000 TO TRS

Sell these product buyer leads to distributors --

12,500 leads X $10.00 each = $125,000 TO TRS
12,500 leads X $ 5.00 each = $62,500 TO TRS

HALF HOUR RADIO INFOMERCIALS at 2% sales
----------------------------

50 stations with an average of 25,000 listeners at the time(s) the show is run.

50 stations X 25,000 listeners = 1,250,000 total listeners X 2% - 25,000 buyers


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25,000 buyers X $30.00 product = $750,000 IN GROSS SALES

$750,000 IN SALES EVERY MONTH X 12 MONTHS = $9,000,000 TO TRS

Sell these product buyer leads to distributors --
25,000 leads X $10.00 EACH = $250,000 TO TRS
25,000 leads X $ 5.00 EACH = $125,000 TO TRS


TV INFOMERCIALS AT 2% SALES
---------------

50 stations with an average of 500,000 viewers at the time(s) the infomercial airs.

50 stations X 500,000 viewers = 25,000,000 total viewers X.1% - 250,000 buyers

250,000 buyers X $30.00 product = $7,500,000 IN GROSS SALES

$750,000 IN SALES EVERY MONTH X 12 MONTHS = $9,000,000 TO TRS

Sell these product buyer leads to distributors --
250,000 leads X $10.00 each = $2,500,000 TO TRS
250,000 leads X $ 5.00 each = $1,250,500 TO TRS

PRINT MEDIA
-----------

FULL  AND HALF PAGE ADVERTIZING FOR BUSINESS BUILDERS   2% response. The ad will
-----------------------------------------------------
fully  qualify  the prospect by stating that there is a $900 to $2,300 cost etc.

10 million readers x 2% response = 200,000 respondents.
                                           -----------
200,000 respondents X 2% sign up rate = 4,000 new distributors.
4,000 X $ 900 (ADVANCE PROGRAM) = $3,600,000 TO TRS
4,000 X $2,300 (SUPERIOR PROGRAM) = $9,200,000 TO TRS

Do this 6 to 12 times a year and TRS could have 24,000 to 48,000 new business building distributors just from advertising. This does not include any projections on how many new recruits the new distributors will bring on.

PROJECTED INCOME IN MILLIONS = BETWEEN $10,000,00 AND $27,730,000


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